                                                                      Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

   In connection with the Quarterly Report of The LGL Group, Inc. (the
"Company") on Form 10-Q for the period ending September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I,
John C. Ferrara, Principal Executive Officer of the Company, and I, Jeremiah M.
Healy, Principal Financial Officer of the Company, certify, pursuant to 18
U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002, that:

      (1)The Report fully complies with the requirements of section 13(a) or
   15(d) of the Securities Exchange Act of 1934; and

      (2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the
   Company.

November 14, 2006                           /s/ John C. Ferrara
                                            ------------------------------------
                                            John C. Ferrara
                                            PRINCIPAL EXECUTIVE OFFICER

November 14, 2006                           /s/ Jeremiah M. Healy
                                            ------------------------------------
                                            Jeremiah M. Healy
                                            PRINCIPAL FINANCIAL OFFICER

   A signed original of this written statement required by Section 906 has been provided to The LGL Group, Inc. and will be retained by The LGL Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.